AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998

                                                REGISTRATION NO. 333-68849

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  CHIREX INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

                   DELAWARE                         04-3296309
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     INCORPORATION OR ORGANIZATION)

                        300 ATLANTIC STREET, SUITE 402
                          STAMFORD, CONNECTICUT 06901
                                 203-351-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTION OFFICES)

                              BETH P. HECHT, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  CHIREX INC.
                        300 ATLANTIC STREET, SUITE 402
                          STAMFORD, CONNECTICUT 06901
                                 203-351-2300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 COPY TO:
                           KRIS F. HEINZELMAN, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                           NEW YORK, NEW YORK 10019

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE

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
                                                           PROPOSED MAXIMUM
  TITLE OF EACH CLASS                    PROPOSED MAXIMUM     AGGREGATE
    OF SECURITIES TO     AMOUNT TO BE        OFFERING          OFFERING         AMOUNT OF
     BE REGISTERED        REGISTERED     PRICE PER UNIT(1)     PRICE(2)      REGISTRATION FEE
-------------------------------------------------------------------------------
Debt Securities(4) ....
Preferred Stock, par
 value
 $.01 per share (5)(6)
 ......................
Depositary Shares(6)...       (3)               (3)               (3)               (3)
Common Stock, par value
 $.01 per share(7).....
Warrants(8)............
-------------------------------------------------------------------------------
Total................... $100,000,000(9)       100%          $100,000,000(9)     $27,800

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(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule
    457(o) under the Securities Act of 1933.
(3) Not applicable pursuant to General Instructions II.D. of Form S-3.
                                             (footnotes continued on next page)
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

(continued from previous page)

(4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon the exercise of certain associated Rights (as defined) to purchase fractional interests in shares of Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.
(6) Subject to note (9) below, there is being registered hereunder an indeterminate number of Depositary Shares (to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement) as may be sold, from time to time, by the registrant. In the event the registrant elects to offer fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.
(7) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder (i) an indeterminate number of shares of Common Stock as may be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder and (ii) the Rights referred to in note (5) above. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are evidenced by the certificates representing the Common Stock and will be transferred along with and only with the Common Stock. After the occurrence of certain prescribed events, none of which has occurred, the Rights will be evidenced by separate certificates.
(8) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Warrants, (representing rights to purchase Debt Securities, Preferred Stock, or Common Stock registered hereunder.) as may be sold, from time to time, by the registrant.
(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

      SEC Registration Fee............................................ $ 27,800
      Accounting Fees and Expenses....................................  100,000
      Legal Fees and Expenses.........................................  200,000
      Printing, Engraving and Mailing Expenses........................   25,000
                                                                       --------
      Total........................................................... $352,800
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article EIGHTH of the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

  Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

  Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director, or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

  Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided, that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Pursuant to the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibits 1 hereto.

  The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors and officers.

ITEM 16. EXHIBITS

 EXHIBIT
  NO.                                   DESCRIPTION
 -------                                -----------
  1###      Form of Underwriting Agreement.
  2.1*      Agreement for the Sale and Purchase of the Entire Issued Share
            Capital of Sterling Organics Limited by and among Sanofi Winthrop
            Limited, Crossco (157) Limited and Sanofi, dated August 10, 1995.
  2.2*      Contribution Agreement by and among the Registrant, SepraChem Inc.
            and the shareholders of Crossco (157) Limited listed on Schedule I attached thereto, dated February 7, 1996.
  2.3*      Agreement and Plan of Merger by and among the Registrant, SepraChem
            Inc., Sepracor Inc., SepraChem Merger Corporation, Roger B. Pettman
            and Certain Trusts Affiliated with Victor H. Wooley, dated as of
            February 6, 1996, as amended.
  2.4+****  Asset Purchase Agreement between ChiRex Limited, ChiRex Inc. and
            Rhone-Poulenc Chimie S.A.
  2.5+***** Asset Purchase Agreement between ChiRex Inc. and Glaxo Wellcome plc.
  3.1*      Certificate of Incorporation of the Registrant.
  3.2***    Amended and Restated By-Laws of the Registrant.
  4.1*      Specimen Certificate for Shares of Common Stock, $.01 par value, of the Registrant.
  4.2*****  Facilities Agreement between ChiRex (Holdings) Limited and Bankers
            Trust Company.
  4.3*****  Pledge Agreement between ChiRex Inc. and Bankers Trust Company.
  4.4###    Form of Indenture.
  4.5###    Form of Depositary Agreement.
  4.6###    Form of Warrant Agreement.
  5####     Opinion of Cravath, Swaine & Moore with respect to the validity of the securities being offered.
 10.1*      1995 Employee Stock Purchase Plan.

 EXHIBIT
  NO.                                   DESCRIPTION
 -------                                -----------
 10.2***   1997 Stock Incentive Plan.
 10.3***   Amended and Restated 1995 Director Stock Option Plan.
 10.4*     Employment Agreement with Alan R. Clark.
 10.5*     Employment Agreement with David F. Raynor.
 10.6***   Employment Agreement with John Graham Thorpe.
 10.7***   Employment Agreement with John Edward Weir.
 10.8***   Settlement Agreement with Robert L. Bratzler.
 10.9***   Consulting Agreement with Robert L. Bratzler.
 10.10***  ChiRex Pension Scheme.
 10.11+*** Supply Agreement dated as of January 21, 1997 between ChiRex Inc.
           and Cell Therapeutics, Inc.
 10.12+*** License Agreement dated as of January 28, 1997 between ChiRex Inc.
           and President and Fellows of Harvard College.
 10.13*    Contract Research Agreement by and between the Registrant and
           Sepracor Inc. dated December 21, 1995.
 10.14*    Contract Manufacturing Agreement by and between the Registrant and
           Sepracor Inc.
 10.15*    Technology Transfer and License Agreement by and between the
           Registrant and Sepracor Inc., dated as of January 1, 1995, as amended.
 10.16*    Corporate Services Agreement by and between the Registrant and
           Sepracor Inc. dated December 21, 1995.
 10.17*    Supply Agreement by and between the Registrant and Sepracor Inc.
           dated December 21, 1995.
 10.18*    Technology Development Agreement by and between SepraChem Inc. and
           Sandoz Pharma Ltd., dated October 1, 1995.
 10.19*    License Agreement by and between Sepracor Inc. and Massachusetts
           Institute of Technology, dated May 5, 1989.
 10.20*    License Agreement by and between Sepracor Inc. and Massachusetts
           Institute of Technology, dated June 21, 1991.
 10.21*    License Agreement by and between Sepracor Inc. and Research
           Corporation Technologies, Inc., dated March 13, 1991.
 10.22*    License Agreement by and between Sepracor Inc. and Research
           Corporation Technologies, Inc., dated September 10, 1992.
 10.23*    License Agreement by and between Sepracor Inc. and Tanabe Seiyaku
           Co., Ltd., dated October 30, 1990.
 10.24*    Toll Manufacturing Agreement by and between Sterling Organics
           Limited and Rohm and Haas (UK) Limited, dated July 4, 1991.
 10.25*    Toll Manufacturing Agreement by and between Sterling Organics
           Limited and Rohm and Haas (UK) Limited, dated August 27, 1987.
 10.26*    Supply Agreement by and between Sterling Organics Limited and Sanofi
           S.A., dated August 10, 1995.
 10.27*    Supply Agreement by and between Sterling Organics Limited and Sanofi
           S.A. dated August 10, 1995.
 10.28*    Supply Agreement by and between Sterling Organics and Sanofi S.A., dated August 10, 1995.

 EXHIBIT
  NO.                                    DESCRIPTION
 -------                                 -----------
 10.29*      Sterling/Currency LIBOR Revolving Credit Facility between Midland
             Bank plc and ChiRex (Holdings) Limited, dated as of August 2,
             1996.
 10.30*      Procedural Joint Union Agreement by and between Sterling Organics and AEEU, dated July 7, 1975.
 10.31*      House Agreement by and between Sterling Organics Limited and AEEU, dated February 1976.
 10.32*      Procedural Agreement by and between Sterling Organics Limited and
             EESA, dated November 3, 1979.
 10.33*      Agreement by and between Sterling Organics Limited and ACTS, dated
             July 19, 1978.
 10.34*      Escrow Agreement by and between the Registrant, Roger B. Pettman and Broomes Secretarial Services Limited.
 10.35*      Escrow Agreement by and between Alan R. Clark, David F. Raynor,
             John E. Weir, J. Graham Thorpe, Hugh F. Ford, William Riddle,
             Geoff B. Loxham, C. Lyn Chapple, David A. Routledge and Broomes
             Secretarial Services Limited.
 10.36+***** Supply Agreement between ChiRex Inc. and Glaxo Wellcome plc.
 10.37##     Employment Agreement with Michael A. Griffith dated December 22,
             1997.
 10.38##     Employment Agreement with Jon E. Tropsa dated January 1, 1998.
 10.39##     Employment Agreement with Beth P. Hecht dated December 22, 1997.
 10.40##     Scientific Advisory Board Consulting Board Agreement with Eric
             Jacobsen, Ph.D. dated July 19, 1996.
 12###       Computation of Earnings to Fixed Charges--Deficiency Amount for
             the Registrant.
 13##        ChiRex Inc. 1997 Annual Report.
 16**        Letter re Change in Certifying Accountant.
 21###       Subsidiaries of the Registrant.
 23.1###     Consent of Arthur Andersen LLP.
 23.2###     Consent of PricewaterhouseCoopers LLP
 23.3####    Consent of Cravath, Swaine & Moore (included in Exhibit 5).
 25###       Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of United States Trust Company of New York,
             as trustee, on Form T-1.

--------
    * Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (File no. 33-80831)
   ** Incorporated by reference to the Form 8-K previously filed by the
    Registrant on September 11, 1996.
  *** Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant on February 26, 1997 (File no. 333-22401).
 **** Incorporated by reference to the Form 8-K previously filed by the
    Registrant on April 11, 1997.
***** Previously filed by the Registrant on the Company's 1996 Annual Report on Form 10-K and is incorporated by reference.
    # Previously filed by the Registrant on the Company's 1996 Annual Report on Form 10-K and is incorporated by reference.
   ## Previously filed by the Registrant on the Company's 1997 Annual Report on Form 10-K and is incorporated by reference.

  ### Filed on December 14, 1998.

 #### Filed herewith.
    + Confidential treatment received as to certain portions.

ITEM 17. UNDERTAKINGS.

  (A) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

    Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as applicable) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (C) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (D) The undersigned Registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN STAMFORD, CONNECTICUT ON DECEMBER 23, 1998.

                                          CHIREX INC.

                                               /s/ Michael A. Griffith
                                          By: _________________________________
                                             MICHAEL A. GRIFFITH, CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                          TITLE               DATE

                                        Chairman of the Board,
    /s/ Michael A. Griffith              Chief Executive         December 23,
-------------------------------------    Officer, and Director    1998
         MICHAEL A. GRIFFITH             (principal executive
                                         and financial
                                         officer)

                                        Director
        /s/ Dirk Detert                                          December 23,
-------------------------------------                             1998
             DIRK DETERT

                                        Director
      /s/ Eric N. Jacobsen                                       December 23,
-------------------------------------                             1998
          ERIC N. JACOBSEN

                                        Director
      /s/ W. Dieter Zander                                       December 23,
-------------------------------------                             1998
          W. DIETER ZANDER

                                        Vice President,
       /s/ Jon E. Tropsa                 Finance (principal      December 23,
-------------------------------------    accounting officer)      1998
            JON E. TROPSA

                                 EXHIBIT INDEX

 EXHIBIT
  NO.                                   DESCRIPTION
 -------                                -----------
  1###      Form of Underwriting Agreement.
  2.1*      Agreement for the Sale and Purchase of the Entire Issued Share
            Capital of Sterling Organics Limited by and among Sanofi Winthrop
            Limited, Crossco (157) Limited and Sanofi, dated August 10, 1995.
  2.2*      Contribution Agreement by and among the Registrant, SepraChem Inc.
            and the shareholders of Crossco (157) Limited listed on Schedule I attached thereto, dated February 7, 1996.
  2.3*      Agreement and Plan of Merger by and among the Registrant, SepraChem
            Inc., Sepracor Inc., SepraChem Merger Corporation, Roger B. Pettman
            and Certain Trusts Affiliated with Victor H. Wooley, dated as of
            February 6, 1996, as amended.
  2.4+****  Asset Purchase Agreement between ChiRex Limited, ChiRex Inc. and
            Rhone-Poulenc Chimie S.A.
  2.5+***** Asset Purchase Agreement between ChiRex Inc. and Glaxo Wellcome plc.
  3.1*      Certificate of Incorporation of the Registrant.
  3.2***    Amended and Restated By-Laws of the Registrant.
  4.1*      Specimen Certificate for Shares of Common Stock, $.01 par value, of the Registrant.
  4.2*****  Facilities Agreement between ChiRex (Holdings) Limited and Bankers
            Trust Company.
  4.3*****  Pledge Agreement between ChiRex Inc. and Bankers Trust Company.
  4.4###    Form of Indenture.
  4.5###    Form of Depositary Agreement.
  4.6###    Form of Warrant Agreement.
  5####     Opinion of Cravath, Swaine & Moore with respect to the validity of the securities being offered.
 10.1*      1995 Employee Stock Purchase Plan.
 10.2***    1997 Stock Incentive Plan.
 10.3***    Amended and Restated 1995 Director Stock Option Plan.
 10.4*      Employment Agreement with Alan R. Clark.
 10.5*      Employment Agreement with David F. Raynor.
 10.6***    Employment Agreement with John Graham Thorpe.
 10.7***    Employment Agreement with John Edward Weir.
 10.8***    Settlement Agreement with Robert L. Bratzler.
 10.9***    Consulting Agreement with Robert L. Bratzler.
 10.10***   ChiRex Pension Scheme.
 10.11+***  Supply Agreement dated as of January 21, 1997 between ChiRex Inc.
            and Cell Therapeutics, Inc.
 10.12+***  License Agreement dated as of January 28, 1997 between ChiRex Inc.
            and President and Fellows of Harvard College.
 10.13*     Contract Research Agreement by and between the Registrant and
            Sepracor Inc. dated December 21, 1995.
 10.14*     Contract Manufacturing Agreement by and between the Registrant and
            Sepracor Inc.
 10.15*     Technology Transfer and License Agreement by and between the
            Registrant and Sepracor Inc., dated as of January 1, 1995, as amended.
 10.16*     Corporate Services Agreement by and between the Registrant and
            Sepracor Inc. dated December 21, 1995.

 EXHIBIT
  NO.                                    DESCRIPTION
 -------                                 -----------
 10.17*      Supply Agreement by and between the Registrant and Sepracor Inc.
             dated December 21, 1995.
 10.18*      Technology Development Agreement by and between SepraChem Inc. and
             Sandoz Pharma Ltd., dated October 1, 1995.
 10.19*      License Agreement by and between Sepracor Inc. and Massachusetts
             Institute of Technology, dated May 5, 1989.
 10.20*      License Agreement by and between Sepracor Inc. and Massachusetts
             Institute of Technology, dated June 21, 1991.
 10.21*      License Agreement by and between Sepracor Inc. and Research
             Corporation Technologies, Inc., dated March 13, 1991.
 10.22*      License Agreement by and between Sepracor Inc. and Research
             Corporation Technologies, Inc., dated September 10, 1992.
 10.23*      License Agreement by and between Sepracor Inc. and Tanabe Seiyaku
             Co., Ltd., dated October 30, 1990.
 10.24*      Toll Manufacturing Agreement by and between Sterling Organics
             Limited and Rohm and Haas (UK) Limited, dated July 4, 1991.
 10.25*      Toll Manufacturing Agreement by and between Sterling Organics
             Limited and Rohm and Haas (UK) Limited, dated August 27, 1987.
 10.26*      Supply Agreement by and between Sterling Organics Limited and
             Sanofi S.A., dated August 10, 1995.
 10.27*      Supply Agreement by and between Sterling Organics Limited and
             Sanofi S.A. dated August 10, 1995.
 10.28*      Supply Agreement by and between Sterling Organics and Sanofi S.A., dated August 10, 1995.
 10.29*      Sterling/Currency LIBOR Revolving Credit Facility between Midland
             Bank plc and ChiRex (Holdings) Limited, dated as of August 2,
             1996.
 10.30*      Procedural Joint Union Agreement by and between Sterling Organics and AEEU, dated July 7, 1975.
 10.31*      House Agreement by and between Sterling Organics Limited and AEEU, dated February 1976.
 10.32*      Procedural Agreement by and between Sterling Organics Limited and
             EESA, dated November 3, 1979.
 10.33*      Agreement by and between Sterling Organics Limited and ACTS, dated
             July 19, 1978.
 10.34*      Escrow Agreement by and between the Registrant, Roger B. Pettman and Broomes Secretarial Services Limited.
 10.35*      Escrow Agreement by and between Alan R. Clark, David F. Raynor,
             John E. Weir, J. Graham Thorpe, Hugh F. Ford, William Riddle,
             Geoff B. Loxham, C. Lyn Chapple, David A. Routledge and Broomes
             Secretarial Services Limited.
 10.36+***** Supply Agreement between ChiRex Inc. and Glaxo Wellcome plc.
 10.37##     Employment Agreement with Michael A. Griffith dated December 22,
             1997.
 10.38##     Employment Agreement with Jon E. Tropsa dated January 1, 1998.
 10.39##     Employment Agreement with Beth P. Hecht dated December 22, 1997.
 10.40##     Scientific Advisory Board Consulting Board Agreement with Eric
             Jacobsen, Ph.D. dated July 19, 1996.
 12###       Computation of Earnings to Fixed Charges--Deficient Amount for the
             Registrant.

 EXHIBIT
  NO.                                  DESCRIPTION
 -------                               -----------
 13##     ChiRex Inc. 1997 Annual Report.
 16**     Letter re Change in Certifying Accountant.
 21###    Subsidiaries of the Registrant.
 23.1###  Consent of Arthur Andersen LLP.
 23.2###  Consent of PricewaterhouseCoopers LLP.
 23.3#### Consent of Cravath, Swaine & Moore (included in Exhibit 5).
 25###    Statement of Eligibility and Qualification under the Trust Indenture
          Act of 1939 of United States Trust Company of New York, as trustee, on Form T-1.

--------

    * Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant (File no. 33-80831)
   ** Incorporated by reference to the Form 8-K previously filed by the
    Registrant on September 11, 1996.
  *** Incorporated by reference to the corresponding exhibits in the Registration Statement on Form S-1 previously filed by the Registrant on February 26, 1997 (File no. 333-22401).
 **** Incorporated by reference to the Form 8-K previously filed by the
   Registrant on April 11, 1997.
***** Previously filed by the Registrant on the Company's 1996 Annual Report on Form 10-K and is incorporated by reference.
    # Previously filed by the Registrant on the Company's 1996 Annual Report on Form 10-K and is incorporated by reference.
   ## Previously filed by the Registrant on the Company's 1997 Annual Report on Form 10-K and is incorporated by reference.

  ### Filed on December 14, 1998.

 #### Filed herewith.
    + Confidential treatment received as to certain portions.